EXHIBIT 99.2

CORPORATE PARTICIPANTS
Stephanie Rich
Financial Dynamics - IR
Craig Levra
Sport Chalet - Chairman and CEO
Howard Kaminsky
Sport Chalet - CFO

CONFERENCE CALL PARTICIPANTS
Reed Anderson
D.A. Davidson - Analyst
Eric Holloway
Stephens, Inc. - Analyst
Jeff Mintz
Wedbush Morgan Securities, Inc. - Analyst
James Ragan
Crowell, Weedon & Co. - Analyst

PRESENTATION

Operator

Good afternoon, ladies and gentlemen, and welcome to the Sport Chalet second quarter 2009 earnings conference call. At this time, all participants are in a listen-only mode. Later we will conduct a question-and-answer session, and instructions will follow at that time.

(OPERATOR INSTRUCTIONS)

As a reminder, ladies and gentlemen, this conference is being recorded today, November 12th, 2008 and may not be reproduced in whole or in part without permission from the Company.

I would like to introduce Stephanie Rich of FD. Please go ahead.

Stephanie Rich - Financial Dynamics - IR

Thank you, Operator. Good afternoon, everyone, and thank you for joining us today. If you have not received a copy of Sport Chalet's press release, please call 212-850-6550 and we can have a copy sent to you.

Before we begin, I would like to make a brief statement regarding forward-looking remarks that you may hear on the call. Except for historical information, the statements made on this conference call are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. These risks include, among other things, the competitive environment in the sporting goods industry in general and in the Company's specific market areas, inflation, the challenge of implementing the Company's expansion plans and maintaining its competitive position, changes in costs of goods and services, the weather and economic conditions in general and in specific market areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

I would now like to turn the call over to Craig Levra, Chairman and Chief Executive Officer of Sport Chalet. Craig, please go ahead.

Craig Levra - Sport Chalet - Chairman and CEO

Thanks, Stephanie. Good afternoon, everyone, and thank you for joining us today.

On the call with me today is Howard Kaminsky, our Chief Financial Officer. Following my overview of our second quarter and first half performance, as well as our outlook for the remainder of fiscal 2009, Howard will review our financial results. After our formal comments, we will both be available for any questions you might have.

We are all very aware of the current statement of the retail environment, as well as the unprecedented events in the financial markets, which further weakened macroeconomic conditions particularly in the markets where our stores are located. Our results for the quarter reflect this difficult backdrop that all retailers are up against. With that said, our team continues to consistently execute on our initiatives. I've never been more proud of our team and the work that they are doing as we continue to take the necessary measures to not only protect our business near-term, but to also continue to position Sport Chalet for long-term success.

Turning to some of the key factors contributing to our second quarter performance we increased our promotional activity during the quarter to drive sales and ensure we cleared through our aged inventory. We also experienced a ramp up of Action Pass use as our loyal customers, now totaling more than 485,000, capitalized on the program's benefits. Through Action Pass, as customers continue to shop Sport Chalet for their specialty sporting goods needs, they accumulate points that allow for certain reward certificates to be used towards their future purchases. While these factors helped drive sales, they placed pressure on our gross margin.

We continue to direct efforts toward aggressive inventory management during the quarter. Through the team’s hard work and the systems we have put in place over the past four years, we have been able to operate our business more efficiently. As a result, we were able to reduce our average inventory per store by 13.6% compared to the same period last year. At the same time we cleared through our aged inventory, we also maintained strong receipt of fresh merchandise and ensured a solid in-stock position on key items. By carefully controlling our inventory levels and focusing on having the right inventory in our stores at the right time, we are very pleased that we have protected our balance sheet.

With this in mind, we believe we are well positioned to take advantage of opportunistic buys on merchandise as other retailers pull back their orders. Additionally, we continue to be extremely diligent in controlling costs in every area of our business, across each division and each line item. As we tightly manage our expenses, our team is responding very well to this initiative.

As many of you know, we have never been a company that stands still even in an economic downturn. Despite the environment, we continue to focus on enhancing our position as a leader in the specialty sporting goods market, while building awareness of our brand. As planned, early in the second fiscal quarter we completed the relocation of our La Canada store, which marked the opening of our new and larger 45,000-square foot store. As previously stated this new store, which is located next to our corporate offices, has become our retail lab. We are using this store to experiment with new in-store concepts, displays, products, specialty services and computer systems, before implementing these changes across our entire chain.

Additionally, as we continue to strategically position our brand, during the quarter we secured new sponsorship deals with key universities in our markets. First, we signed an exclusive partnership with the UCLA Bruins. As their official sporting goods retailer, Sport Chalet will be able to create and deliver unique advertising as well as promotional opportunities to engage our core audience. Second, we signed an exclusive partnership with the USC Trojans that gives us strong in-stadium and arena presence, which includes advertising signage, video and message board opportunities, direct marketing, retail promotion and access to various USC athletic events. We believe both of these sponsorships will help reinforce the Sport Chalet brand as the premier sporting goods retailer in our markets.

Lastly, late in the second quarter we secured a three-year agreement to become the official sporting goods sponsor of the Los Angeles Lakers, commencing with the current 2008/2009 season. Sports fans will now see a variety of Sport Chalet signage throughout Staples Center, benefit from promotions and giveaways, among a host of other exciting opportunities. We are thrilled about these partnerships, all of which unite three of the premier sports brands with Sport Chalet.

Turning to our outlook for the remainder of fiscal 2009, we continue to leverage the opportunities available in this environment as we move our business forward. So let me discuss with you some of the activities scheduled for the second half. Clearly, most retailers are preparing for what is predicted to be a very weak Holiday season, perhaps the weakest in decades. That said, we are not standing still. While we are managing our business conservatively given this environment, we are continuing to execute our merchandising, marketing and operational initiatives. We believe we have the right merchandise in our stores, as well as a compelling marketing campaign to drive traffic into our stores. Early in the year, we evaluated where we could enhance our Holiday assortment, and through our findings and work we have added exciting new merchandise, most notably in the fitness, skate, cycling and snow categories. More importantly, we have the technical expertise in our sales - in our stores to be able to sell these items.

To further enhance our business as we prepare for the upcoming selling period and beyond, we are also directing efforts towards three primary activities. First, we will continue to execute our store opening plan for the remainder of the year. Last week we opened our Concord store, which marks our 54th location and 42nd store in the State of California. After diligently searching for the perfect location in this very important market, we are delighted that we are finally able to bring Sport Chalet to this city. We are also scheduled to open our Menifee store in Southern California next week.

Second, we are preparing for launch of our co-branded Sport Chalet Visa/US Bank credit card late this week to better serve and support our customers needs and make it easier for them to shop in our stores, while reinforcing our brand.

Third, we remain focused on being first to market with performance, technical and lifestyle merchandise in every category that we offer. To that end, we will continue to partner with the leading and most respected core specialty brands that our customers expect to find at Sport Chalet. This is one important component of what makes us unique and different in our customers' minds.

Fourth, as we announced yesterday we are getting ready to launch a new website on November 22nd, 2008, as the first phase of a strategic e-commerce plan that would allow us to better connect with customers and expand the market presence of Sport Chalet. Phase I of this multi-phase plan will showcase our winter and Holiday merchandise, with innovative and market-leading web experiences that will build market awareness of the unique offering of specialty sporting goods merchandise available in Sport Chalet stores.

In 2009, we plan to launch Phase II of our strategy, which will transition us into a fully-integrated on-and-offline shopping experience for our customers. Customers will be able to complete purchases online and have merchandise available for in-store pickup, or shipped to them from our vendors, our distribution center or our retail stores.

Finally, as we execute our plans we will continue to be deliberate in our actions, which will allow us to navigate these extraordinarily unusual external headwinds, as well as take advantage of opportunities we see in this environment. We will maintain our aggressive approach to inventory management and cost control, by leveraging all of the tools and systems we have put in place to strengthen our infrastructure.

We are not deviating from our long-term strategy, and we will continue to focus on creating the best shopping experience possible for our customers, by offering the best branded merchandise and ensuring that we never compromise on the expert service our customers expect from Sport Chalet. Over the years, our team has taken the necessary steps that have allowed us to withstand external pressures. Through the strength of our entire team, we will continue to anticipate customer trends and manage our business accordingly, as we remain focused on creating long-term value for our shareholders.

Now I will turn the call over to Howard, to give a review of our financial results.

Howard Kaminsky - Sport Chalet - CFO

Thanks, Craig. Good afternoon, everyone.

Total sales for the second quarter were $96.5 million, compared to total sales of $97.7 million for the second quarter of fiscal 2008, for a 1.2% decrease. Seven new stores not included in same-store sales contributed $6.4 million in sales during the second quarter of this year. Comparable store sales for quarter decreased 6.7%. The decrease in comparable store sales was primarily a result of soft macroeconomic conditions, and to a lesser extent new store openings by the Company and competitors in current markets. For the six months of fiscal 2009 same-store sales decreased 8.9%, total sales decreased 3% to $183.6 million from $189.2 million in the same period of fiscal 2008. Nine new stores not included in same-store sales contributed an $11.8 million increase in sales.

Gross margin decreased to 26.5% from 30.4% in the second quarter of last year. For the first six months, gross margin decreased to 26.3% from 29.5% last year. Gross margin in the second quarter and the first six months of the year, as compared to the same period last year, were impacted by increased promotional activity; increased rent as a percent of sales, primarily from new stores; the reduction in comparable store sales; and increased usage of our customer loyalty program, Action Pass.

For the second quarter, SG&A expenses as a percent of sales increased to 29.6% from 25.4% last year, reflecting higher expenses as the Company's new stores ramp up, as well as reduced leverage from lower same-store sales, as well as higher professional fees, primarily related to continued support for the implementation of SAP. For first six months of fiscal 2009, SG&A as a percent of sales increased to 29.7% from 25.6% last year. The net loss for the second quarter was $4.2 million or $0.30 per diluted share, compared to a net income of $739,000 or $0.05 per diluted share for the second quarter of last year. For the first six months of fiscal 2009 we reported a net loss of $8.7 million or $0.62 per diluted share, compared to a net income of $75,000 or $0.01 per diluted share in the same period of the prior fiscal year.

As Craig noted, we remain focused on more aggressively managing our inventory. We reduced our average inventory per store by 13.6% at the end of the second quarter this year compared to the same period last year, primarily by reducing our aged merchandise, and as a result we were able to continue the flow of new product to our stores. Given that we continue to open new stores and implement better technology this year, all while operating on a lower sales base, we are very pleased we have been able to maintain a solid balance sheet. Due to better working capital management, we ended the quarter with less borrowing than planned against our credit facility as we entered our peak season. Our interest expense in the quarter increased $65,000. For the first half, interest expense increased $383,000, primarily due to one-time closing fees in relation to the amended credit facility. Lower interest rates have partially offset higher average outstanding debt as compared to last year.

Our capital expenditures for the first half of the year were $11.5 million. We currently anticipate capital expenditures for the remainder of the fiscal year to be approximately $6 million, primarily for the two new stores opening in November, and our e-commerce initiative. Regarding our outlook, given the continuing challenging selling environment, we believe it is prudent to continue taking a cautious approach for the remainder of fiscal 2009. As Craig mentioned, we will continue to focus on controlling costs and conservatively managing our balance sheet.

With that said, I would like to reiterate that we believe we are taking the necessary steps to better position our company for the future and generate value for all of our stockholders over the long-term.

That concludes my review of the second quarter results. We will now open up the call in the event any of you have questions. Operator?

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Your first question comes from the line of Reed Anderson with D.A. Davidson.

Reed Anderson - D.A. Davidson - Analyst

Hey, Howard, hey Craig.

Craig Levra - Sport Chalet - Chairman and CEO

How are you today?

Reed Anderson - D.A. Davidson - Analyst

Pretty good. Well, hanging in there. A couple of questions. On the SG&A side, the professional fees, Howard, at what point does that go away or do we get a pick up there or a benefit because you no longer have that ongoing?

Howard Kaminsky - Sport Chalet - CFO

It is beginning to decline, so we should see improvement for the rest of the year.

Reed Anderson - D.A. Davidson - Analyst

And on a quarterly basis or annual? I mean, what kind of amount are we talking about that you would end up kind of saving there, if you will?

Howard Kaminsky - Sport Chalet - CFO

We are talking a few hundred thousand dollars a quarter.

Reed Anderson - D.A. Davidson - Analyst

Okay. So it is not $1 million dollars a year but it is approaching that. And then on the stores, I was busily writing and I missed it. You said two stores still to open in the second half, is that right?

Craig Levra - Sport Chalet - Chairman and CEO

No, we just opened Concord in Northern California last week and we have Menifee coming up next weekend.

Reed Anderson - D.A. Davidson - Analyst

Okay. Is there any other stores left to open this year or are we done for now?

Craig Levra - Sport Chalet - Chairman and CEO

That's it for this year.

Reed Anderson - D.A. Davidson - Analyst

Good.

Craig Levra - Sport Chalet - Chairman and CEO

Sorry to interrupt you, except for our e-commerce store.

Reed Anderson - D.A. Davidson - Analyst

No, and I am getting to that in just a second. But in terms of new stores, so there's no new physical stores the second half this year. You guys have diligently continued to open despite some challenging conditions the last year or so. What's your thought today, Craig, even though it is really early, do you still think you will continue to open stores the next 12 to 18 months, or are you rethinking that in this environment?

Craig Levra - Sport Chalet - Chairman and CEO

That's a great question. Every day the landscape changes, we are reviewing all of these potential new sites that are becoming available as other retailers choose to close. And that's not only retailers that are not in our segment, but also retailers who are in our segment who have elected to close stores in markets where we are in. So the dynamic of going to a new shopping center with a build-out, for all retailers that landscape is changing somewhat simply because of the availability, either now or forthcoming, of existing buildings in arguably some very good locations like power centers or malls that might be available. So we haven't announced anything for next year. The stores this year, leases were signed, you know, some time ago, and I was in Concord all weekend; a great store, we have a great staff there, and the customers love it.

Reed Anderson - D.A. Davidson - Analyst

In terms of the website roll out, you said November 22nd, you are doing this entirely internally, right? Your former partner is no longer helping you out on this, right?

Craig Levra - Sport Chalet - Chairman and CEO

Yes, it is going be a two-phased approach and it is really going to be quite unique. Phase I, that will launch November 22nd, is the marketing and branding and positioning website. What that will be is a broad assortment, first off, of all of our Winter merchandise that we will have in our stores, along with interviews of athletes, an easier store locator system, some really unique features that I think all of our customers will enjoy visiting. Right after that, we will come back and on all of our Holiday merchandise that would appear in our Holiday gift mailer will also appear online. And then we will move through that marketing piece, if you will, and it will mirror what we're doing with our promotions, whether its radio or newspaper, will mirror that along with our CheetahMail e-mail campaign.

And then as we move into Spring, we will go to e-commerce for real, and that's Phase II, and that's where have partnered with MarketLive, Sapient, Shopatron, Bazaarvoice, and CheetahMail as our main five partners, each with a very distinct core expertise to help us have a premier e-commerce site, one we think will be extremely powerful.

Reed Anderson - D.A. Davidson - Analyst

I think there's a lot of opportunity for differentiation there, so that's good. And then as it pertains to Action Pass, what was action pass at the end of last quarter? I couldn't find that in my notes. You said it was 485,000 members today. What was it three months ago or so?

Craig Levra - Sport Chalet - Chairman and CEO

One year ago today, we were at 181,000.

Reed Anderson - D.A. Davidson - Analyst

I thought it was something like that.

Craig Levra - Sport Chalet - Chairman and CEO

One year ago. Today we are 485,000 - and that's literally today's number, that's not at the end of the quarter.

Reed Anderson - D.A. Davidson - Analyst

That's as of today, okay. Then when you roll out the Visa, I was curious, will that immediately be integrated with the Action Pass program or will they still be two separate programs initially?

Craig Levra - Sport Chalet - Chairman and CEO

Well, internally they're managed as two separate programs, but from a customer standpoint, any customer that signs up for a Sport Chalet Visa card will automatically be enrolled in Action Pass.

Reed Anderson - D.A. Davidson - Analyst

Okay, so they are mutually exclusive but any new customer that goes on a Visa will be in Action Pass?

Craig Levra - Sport Chalet - Chairman and CEO

Yes, unless you opt out, which wouldn't make any sense. And then obviously, we have 485,000 Action Pass members who want to hear from us and love shopping at Sport Chalet, we think obviously all of those Action Pass members are candidates to sign up for the Sport Chalet Visa card. And it is going to with pretty rich, you know, 5% back on all purchases made at Sport Chalet, and then Action Pass is 3.3% back, so 8.3% total. Then with the credit card it is 1% back on purchases made away from Sport Chalet, for groceries or whatever.

Reed Anderson - D.A. Davidson - Analyst

Wow.

Craig Levra - Sport Chalet - Chairman and CEO

Yes, so it is a very powerful program, and we are tickled pink to get it launched and get underway. For a company our size, at $400 million in annualized sales, to have this kind of initiative between Action Pass and US Bank and Visa, to pull that together and then march right along in lock-step with e-commerce, we are making a lot of very bold moves.

Reed Anderson - D.A. Davidson - Analyst

That should stand out in the marketplace. Last one. Howard, your stock acts like you guys are going out of business, but if you look at your balance sheet and where you are today it doesn't seem to be liquidity issues to me. Can you just address what your availability is, any covenant issues that might be - just give us a sense that you know, indeed, you are in good shape despite how bad maybe the earnings number might look today?

Howard Kaminsky - Sport Chalet - CFO

The stock price, you've got to look at the volume, it is very low volume. So hard to measure that. But the financial covenants don't even come into play in terms of measurement as long as we have a certain amount of availability. The availability is based on how much inventory we have. I am not anticipating any issues with that coming up. We are managing inventory very well, keeping it fresh. That means, you know, we are paying our vendors and the flow - overall cash flow is fine from that sense.

Reed Anderson - D.A. Davidson - Analyst

As you sit here today, what is your availability under the line you have today?

Howard Kaminsky - Sport Chalet - CFO

It is a fluctuating number. The total line is $70 million.

Reed Anderson - D.A. Davidson - Analyst

Okay. All right. That's good for me. Good luck, guys.

Craig Levra - Sport Chalet - Chairman and CEO

Thank you.

Operator

Thank you. Your next question comes from the line of Eric [Holloway] with Stephens, Inc.

Eric Holloway - Stephens, Inc. - Analyst

Hey, gentlemen. I am on the phone today for Rick, who is traveling. A couple of hopefully quick ones. First, are you able to quantify the impact that Action Pass had on the gross margin decline specifically?

Howard Kaminsky - Sport Chalet - CFO

Yes, it is about 70 basis points for the quarter.

Eric Holloway - Stephens, Inc. - Analyst

Okay. Great. And how about the relative performance of major categories during the quarter? Did that basically follow the most recent quarter, when you said that men's apparel and fitness was the best, and women's apparel and footwear tended to be weak? Did that hold up or was there a change?

Craig Levra - Sport Chalet - Chairman and CEO

Portions of it did. Actually, we had a good summer in cycling and we had a good summer in fitness and mountain shop. Footwear and apparel was stretched a little bit more than normal but, but again I think what our team is doing a great job of today is really leveraging the intelligence portion of SAP and pinpointing trends that are happening immediately and jumping on it so that we - with our inventory position as strong as it is in terms of we're fresh, we're clean, we're ready for the Holiday, we don't have a lot - I mean you go to our stores and you don't see really a whole lot of clearance red-tag items anywhere. We are opportunistic in our ability to go buy, and we are very focused on staying fresh for our customers, you know, that are coming and are responding to that.

When you look at our stores vis-a-vis - take any retailer you want, I mean we are fresh, clean, a lot of color on the apparel side, a lot on the footwear wall, great new additions in hard lines, a lot of exciting new brands on board. So, you know, we are very excited about that. I think that some of the softness in some of the other categories really relates around to the fact that there were so many people trying to force liquidations, if you will, of inventory.

And kind of got ahead of all of that. It put us in better positions. Just like last year at this time, we started really working hard, much to the chagrin of a whole lot of people, of cancelling or pushing back or delaying purchase orders. As it turns out, as tough as that scenario was, it was the right thing to do, because we started down a path of getting leaner. Tom Tennyson and his team helped us finish that job of getting leaner, and has put us in a premier position.

Now having said that, you know, with some of the stores, whether it is competitors or folks who sell some of the same types of items that we have, with pressure on them to quickly move through inventory, you know, Mervin's is an example, it has some sportswear and certainly has some activewear and some active footwear, they will put some product out there at pretty good prices.

Eric Holloway - Stephens, Inc. - Analyst

Yes.

Craig Levra - Sport Chalet - Chairman and CEO

It may or may not have an impact. But be that as it may, when they're gone, they're gone.

Eric Holloway - Stephens, Inc. - Analyst

Yes.

Craig Levra - Sport Chalet - Chairman and CEO

So that's how you have to look at it.

Eric Holloway - Stephens, Inc. - Analyst

Very good. You referenced, in addressing the comp store sales decline, some competitive activity. I was wondering if you could give any more specifics on what exactly you saw there in your markets?

Craig Levra - Sport Chalet - Chairman and CEO

I think from a competitive standpoint, probably our biggest single competitor is ourselves. You know, when you look at - you know, we opened west Los Angeles, you know, back in May and it is, what 5 miles, 4.5 miles from our Beverly Hills store and 5 miles from our Marina del Rey store. We opened Concord, California, you know - or Queen Creek, Arizona, which is 5.5 miles to the southeast of our Chandler, Arizona store.

Lake Pleasant, that we opened last November in Phoenix, you know, 6 miles straight to the west of our Queen Creek store. So when you look at that, and you begin to examine the Action Pass taking in the ZIP code, you can tell cannibalization is taking effect.

Be that as it may, Arizona has a lot of stores in it today. I remember two, three Novembers ago in November of '05 there were not very many sports retailers in Arizona; today there is almost triple the number. Some competitors have closed some stores, they are in the process of doing that.

Eric Holloway - Stephens, Inc. - Analyst

Okay. Very good. The US Bank/Visa partnership that you referenced, the discounts that are available on purchases and for Action Pass members, how does that affect your P&L, if at all? How much of that cost is borne by you, and how does it flow through your income statement?

Howard Kaminsky - Sport Chalet - CFO

The good news is, that is all covered by the bank.

Eric Holloway - Stephens, Inc. - Analyst

Great.

Howard Kaminsky - Sport Chalet - CFO

And we actually get a little bit of a fee on new accounts.

Eric Holloway - Stephens, Inc. - Analyst

Okay. So each person you sign up, you get a small finders fee in essence?

Howard Kaminsky - Sport Chalet - CFO

Exactly.

Eric Holloway - Stephens, Inc. - Analyst

Got it. And those cards are non-recourse to you, correct?

Howard Kaminsky - Sport Chalet - CFO

Correct.

Eric Holloway - Stephens, Inc. - Analyst

Okay, great. And one final one and I will let somebody else have a chance. Any detail you can give on traffic versus ticket? And I realize this may be difficult to do given the Action Pass influence during the quarter, but maybe you have it corrected for that, or to what extent you can that would be great?

Howard Kaminsky - Sport Chalet - CFO

Our comp transactions were down, obviously.

Eric Holloway - Stephens, Inc. - Analyst

Yes.

Howard Kaminsky - Sport Chalet - CFO

And our average ticket was down, you know, just over 2%.

Action pass transactions remained fairly constant.

Eric Holloway - Stephens, Inc. - Analyst

Okay.

Craig Levra - Sport Chalet - Chairman and CEO

In terms of dollars. So it is exactly what you would expect. Nervousness, worry in the environment led to some decreases on the average ticket and decreases in foot traffic. But Action Pass members, you know, almost made up the entire difference.

Eric Holloway - Stephens, Inc. - Analyst

Okay. So, the, so the 2% decline in the ticket does reflect the influence of Action Pass discounts?

Craig Levra - Sport Chalet - Chairman and CEO

No, it just reflects the fact that non-Action Pass customers spent a little bit less on their shopping trip.

Eric Holloway - Stephens, Inc. - Analyst

Got it. Very good. Okay, thanks very much.

Craig Levra - Sport Chalet - Chairman and CEO

Thank you.

Operator

Thank you.

(OPERATOR INSTRUCTIONS)

Your next question comes from the line of Jeff Mintz with Wedbush Morgan.

Craig Levra - Sport Chalet - Chairman and CEO

Hello, Jeff.

Jeff Mintz - Wedbush Morgan Securities, Inc. - Analyst

Hi. Great job controlling inventory.

Craig Levra - Sport Chalet - Chairman and CEO

Thank you.

Jeff Mintz - Wedbush Morgan Securities, Inc. - Analyst

And I am just kind of wondering if you can talk a little bit about what you see for inventory going forward through the rest of the year?

Craig Levra - Sport Chalet - Chairman and CEO

Well, I will tell you in the month of October, those results continued on. Our team, again, is working extremely hard to make sure we have exactly the right items in exactly the right stores. We remain very fresh and if you visit, if you have an opportunity to visit our stores, I think you will be duly impressed at the quality of the inventory and the positioning, and having less inventory doesn't mean we don't have the right inventory. We look full and ready to go. So it is very exciting. We have a great set on the floor.

Jeff Mintz - Wedbush Morgan Securities, Inc. - Analyst

Okay. Great. And then, on kind of on the opposite side, something we have talked about before and I am just wondering if things have changed at all, and that is on the pricing pressures coming out of China and just from sourcing, and your vendors in general, are you still seeing some upward pressure, or has that abated a little bit given all that has been going on in the world?

Craig Levra - Sport Chalet - Chairman and CEO

Well, I think that - thank you, you did ask about that at the last call. We - our team, particularly on the hard goods side, worked very hard to keep those commitments that had been made earlier in place, and were able to keep costs in check. It would seem over the last, gosh what, I'm losing track of the days, six or seven days with the turmoil now in China, that those costs will probably start to reverse somewhat, as you would expect. And so we are all over protecting our gross margin and bringing product in at the right price. So I will tell you that I think that pressure - upward pressure has softened.

Jeff Mintz - Wedbush Morgan Securities, Inc. - Analyst

Okay. Great. And then finally, just if you could give us some kind of an update on the new La Canada store, and kind of what you are seeing in terms of change in business there? Obviously, it is a tougher environment than it was a year ago, but do you feel you are getting the benefit that you expected from a new store there?

Craig Levra - Sport Chalet - Chairman and CEO

Absolutely. As we mentioned earlier, I can't tell you how many times we have already used that store specifically to work on new displays, how we are going to position our credit card launch, what we are doing with our website availability and accessibility in-store, walking with the Chairmen and CEOs and President and Sales Managers of various product vendors, as well as value-added and specialty service providers, here is what we're doing, here's how we see your position. So it is a wonderful lab that has already begun to pay dividends for our entire chain. It is really something that, as you know, Jeff, over the years has really been an achilles' heel for Sport Chalet of not - growing the retail business and not having a prototype store to work in adjacent to the headquarters has not helped us, and now we have it and we are using it, believe me. The management team knows everybody real well by now, and probably tired of seeing all of us, but certainly doing a great job over there in terms of accommodating our guest vendors, and willing to make changes so we can fully review what kind of store we want to tell to our customers.

Jeff Mintz - Wedbush Morgan Securities, Inc. - Analyst

Okay. Thanks very much, and good luck.

Craig Levra - Sport Chalet - Chairman and CEO

Thank you, Jeff.

Operator

Thank you. Your next question comes from the line of James Ragan with Crowell, Weedon.

James Ragan - Crowell, Weedon & Co. - Analyst

Thank you. Wondering if you could talk a little bit about any recent sales trends in the third quarter? And then also, maybe a little bit on how you expect gross margins to trend forward in the next couple of quarters?

Craig Levra - Sport Chalet - Chairman and CEO

This is Craig. I don't think October was especially pleasing to anybody. It certainly wasn't to us. Again, as we cycle through our inventory position and make sure it is fresh and clean, you know, we have an opportunity to improve our gross margin over time. And you know, we keep seeing improvements and IMU quarter after quarter after quarter, and the Action Pass program masks some of that improvement, but certainly we are getting there. Again, by having clean inventory and lower inventory, we are able to be very opportunistic on the buys that our buyers are making from manufacturers who are receiving cancellations from other retailers. So we see opportunity to improve there as well.

James Ragan - Crowell, Weedon & Co. - Analyst

Okay. And then maybe if you could also address maybe the CapEx outlook going forward? I know you haven't really formulated the possibility of store openings for next year yet. However, it seems you have done a good job on an operating basis kind of holding the cash line, but then your free cash is negative after the CapEx, and that has been going on now for a few quarters in a row. So are you - would you be trying to limit the - get to a kind of flat on a free cash basis next year, or maybe you could just address how you see the cash position moving through the balance of this year and into next?

Howard Kaminsky - Sport Chalet - CFO

Jim, this is Howard. We are very focused on that. Our large expenditures for systems is behind us, and store growth has slowed down as we are waiting to see how the real estate market develops. So we will be tightening up considerably on CapEx, and only doing what's absolutely necessary.

James Ragan - Crowell, Weedon & Co. - Analyst

Okay. And then with respect to the store base, are there any stores out there that are just particularly disappointing, that could possibly be candidates to be closed down going forward?

Craig Levra - Sport Chalet - Chairman and CEO

Not at this time. Again, as you look at - you know, newer stores take longer to ramp up than older - you know, than stores that are more mature, and so those stores that aren't quite achieving their sales budget we are all over in terms of incremental marketing, incremental customer service initiatives, incremental merchandising initiatives, just to make sure we are doing everything 100% correctly in those stores that aren't quite where we want them to be from a sales standpoint.

James Ragan - Crowell, Weedon & Co. - Analyst

Great. Thank you.

Operator

Thank you.

(OPERATOR INSTRUCTIONS)

There are no more questions at this time. I would now like to turn the call back over to management.

Craig Levra - Sport Chalet - Chairman and CEO

Okay. We would just like to thank all you again for joining us today. If you have any follow up questions, please feel free to contact Howard or me. Have a great afternoon. Thanks, everyone.

Operator

This concludes today's conference call. Thank you for your participation.